EXHIBIT 10.4

FREESCALE HOLDINGS L.P.

AWARD AGREEMENT

THIS MANAGEMENT EQUITY AWARD AGREEMENT (“Agreement”) is made effective as of April 7, 2008 (the “Date of Grant”) by and between Freescale Holdings L.P., a Cayman Islands limited partnership (the “Partnership”) and Richard Beyer (the “Executive”).

R E C I T A L S:

WHEREAS, in connection with the Executive’s Employment by the Company, the Partnership intends concurrently herewith to (i) allow the Executive to become a party to the LP Agreement and (ii) award to the Executive all of the Class B Interests – 2008 Series (the “Award”). Upon vesting in accordance with this Agreement, Unvested Interests shall automatically convert to Vested Interests for purposes of the LP Agreement and the Investors Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in Exhibit A.

2. Award of Interests.

(a) Subject to the terms and conditions hereof and subject to the execution by the Executive of the LP Agreement and the Investors Agreement, the Partnership hereby allows the Executive to become a party to the LP Agreement as a Limited Partner having all of the Class B Interests – 2008 Series which will provide the Executive an interest in the Partnership entitling the Executive to distributions equal to 1.2472% of all distributions in excess of the Partnership 2008 Book Value (as defined in the LP Agreement) made by the Partnership and awards such Interests to the Executive, and the Executive accepts such Interests from the Partnership. No other Class B Interests – 2008 Series shall be granted to any person other than the Executive.

(b) In connection with the grant of the Class B Interests – 2008 Series hereunder, Executive represents and warrants to the Company as of the date hereof that:

(i) the Class B Interests – 2008 Series to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Class B Interests – 2008 Series will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Class B Interests – 2008 Series;

(iii) Executive is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission;

(iv) Executive is able to bear the economic risk of Executive’s investment in the Class B Interests – 2008 Series for an indefinite period of time because the Class B Interests – 2008 Series have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on transfer set forth herein, and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws, or an exemption from such registration is available, and in compliance with such restrictions on transfer;

(v) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Class B Interests – 2008 Series and has had full access to such other information concerning the Company as he has requested;

(vi) this Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms.

3. Vesting Schedule.

(a) General. Subject to the Executive’s continued Employment or as otherwise provided in Section 4 below, the Award shall vest with respect to twenty-five percent (25%) of the Interests initially covered by the Award on each of the first, second, third and fourth anniversaries of the Effective Date.

(b) Change of Control. Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change of Control, all Unvested Interests shall become Vested Interests.

4. Termination of Employment.

(a) General. If the Executive’s Employment is terminated for any reason, any Unvested Interests shall (after giving effect to the provisions of Section 3(b) and this Section 4) terminate upon such termination of Employment.

(b) For Cause. The Award (including any Vested Interests and Unvested Interests) shall terminate upon the Executive’s termination of Employment for Cause.

(c) Without Cause or for Good Reason. Upon the Executive’s termination of Employment by the Company without Cause or by the Executive for Good Reason, a number of

Interests equal to the number of Interests subject to the Award (if any) that would have become Vested Interests on the next anniversary of the Effective Date if the Executive had remained employed until such date (the “Subsequent Tranche”), multiplied by a fraction, the numerator of which equals the number of days elapsed from the vesting date immediately preceding termination of the Executive’s Employment through the Executive’s termination of Employment and the denominator of which equals 365, shall become Vested Interests, plus the Subsequent Tranche; subject in all circumstances to the maximum of the total number of Interests subject to the Award as of the date of such termination of Employment. Any Interests that remain Unvested Interests after giving effect to the above provisions of this Section 4(c) shall terminate immediately effective as of the termination of the Executive’s Employment.

(d) Death. Upon the Executive’s termination of Employment due to death, a number of Interests equal to the Subsequent Tranche multiplied by a fraction, the numerator of which equals the number of days elapsed from the vesting date immediately preceding termination of the Executive’s Employment through the Executive’s termination of Employment and the denominator of which equals 365, shall become Vested Interests, plus, a number of Class B Interests – 2008 Series equal to two Subsequent Tranches shall become Vested Interests; subject in all circumstances to the maximum of the total number of Interests subject to the Award as of the date of such termination of Employment. Any Interests that remain Unvested Interests after giving effect to the above provisions of this Section 4(d) shall terminate immediately effective as of the termination of the Executive’s Employment.

(e) Disability. Upon the Executive’s termination of Employment due to Disability, all Interests subject the Award shall become Vested Interests.

(f) Retirement. Upon the Executive’s termination of Employment due to Retirement, and solely to the extent so determined by the Board, a number of Interests equal to the Subsequent Tranche multiplied by a fraction, the numerator of which equals the number of days elapsed from the vesting date immediately preceding termination of the Executive’s Employment through the Executive’s termination of Employment and the denominator of which equals 365, shall become Vested Interests; subject in all circumstances to the maximum of the total number of Interests subject to the Award as of the date of such termination of Employment. Any Interests that remain Unvested Interests after giving effect to the above provisions of this Section 4(f) shall terminate immediately effective as of the termination of the Executive’s Employment.

(g) By the Executive Other Than Due to Disability or Good Reason. Upon the Executive’s termination of Employment on account of a termination initiated by the Executive other than due to Disability or Good Reason, any Interests that remain Unvested Interests shall terminate immediately effective as of the termination of the Executive’s Employment.

(h) Forfeiture. Notwithstanding anything herein to the contrary, the Vested Interests shall be subject to the forfeiture provisions set forth in Section 6.4 of the Investors Agreement.

5. Certain Covenants. The Executive hereby agrees and covenants to perform all of his obligations set forth in Exhibit B hereto (which is incorporated by reference hereby) and acknowledges that the Executive’s obligations set forth in Exhibit B constitute a material inducement for the Partnership’s grant of the Award to the Executive.

6. Restrictions, Etc. The Executive’s rights hereunder and with respect to Vested Interests and Unvested Interests are subject to the restrictions and other provisions contained in the Investors Agreement and the LP Agreement.

7. Adjustments. In the event of any change in the outstanding Interests after the Date of Grant by reason of any reorganization, recapitalization, merger, consolidation, spin off, combination or transaction or exchange of Interests or other exchange or any transaction similar to the foregoing, the Board in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Interests or other securities issued pursuant to the Award and/or (ii) any other affected terms of such Award.

8. Certificates. All certificates, if any, evidencing Interests or other securities of the Company delivered under the Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Agreement or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. Withholding. The Executive may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Award or from any compensation or other amount owing to the Executive the amount (in cash, securities, or other property) of any applicable withholding taxes in respect of the Award or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

10. No Right to Continued Employment. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company to continue the Employment of the Executive and shall not lessen or affect the Company’s right to terminate the Employment of such Executive.

11. Notices. Any notice necessary under this Agreement shall be addressed to the Partnership in care of its Secretary at the principal executive office of the Partnership and to the Executive at the address appearing in the personnel records of the Company for the Executive or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

13. Consent to Jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

14. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING

INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

15. TAX ISSUES. THE ISSUANCE OF THE SUBJECT INTERESTS TO THE EXECUTIVE PURSUANT TO THIS AGREEMENT INVOLVES COMPLEX AND SUBSTANTIAL TAX CONSIDERATIONS, INCLUDING, WITHOUT LIMITATION, CONSIDERATION OF THE ADVISABILITY OF THE EXECUTIVE MAKING AN ELECTION UNDER SECTION 83(B) OF THE CODE. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CONSULTED HIS OWN TAX ADVISOR WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. THE COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER TO THE EXECUTIVE REGARDING THE TAX CONSEQUENCES OF THE GRANT OF THE INTERESTS SUBJECT TO THE AWARD OR THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE SHALL BE SOLELY RESPONSIBLE FOR ANY TAXES ON THE SUBJECT INTERESTS AND SHALL HOLD THE COMPANY, ITS OFFICERS, DIRECTORS AND EMPLOYEES HARMLESS FROM ANY LIABILITY ARISING FROM ANY TAXES INCURRED BY THE EXECUTIVE IN CONNECTION WITH THE INTERESTS SUBJECT TO THE AWARD AND THIS AGREEMENT.

16. Award Subject to Investors Agreement, LP Agreement and Registration Rights Agreement. By entering into this Agreement the Executive agrees and acknowledges that the Executive has received a copy of the Investors Agreement and the LP Agreement. The Award is subject to the Investors Agreement and the LP Agreement, each as may be amended from time to time, and the terms and provisions of the Investors Agreement and the LP Agreement are hereby incorporated herein by reference.

17. Waivers and Amendments. The respective rights and obligations of the Partnership and the Executive under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) by such respective party. This Agreement may be amended only with the written consent of a duly authorized representative of the Partnership and the Executive.

18. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

19. Section 409A. It is intended that the terms of this Agreement comply with section 409A of the Code. If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Executive’s economic rights.

20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

21. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Partnership and the Executive have executed this Agreement.

Freescale Holdings L.P.

By:	Freescale Holdings GP Ltd.,
its general partner

By:	/s/ Paul C. Schorr, IV
Name:	Paul C. Schorr, IV
Title:	Director

Agreed and acknowledged as of the date first above written:

EXECUTIVE:

/s/ Richard Beyer

Exhibit A – Definitions

“Affiliate” shall have the meaning assigned such term in the Investors Agreement.

“Board” shall mean the Board of Directors of the General Partner.

“Cause” shall have the meaning assigned such term in the Investors Agreement.

“Change of Control” shall mean any of the following: (i) a Change of Control within the meaning of the Investors Agreement; (ii) directly or indirectly a sale, transfer or other conveyance of all or substantially all of the assets of Freescale Semiconductor, Inc. (“Freescale”), on a consolidated basis, to any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), as an entirety or substantially as an entirety in one transaction or series of related transactions; (iii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than one or more Qualified Institutional Investors, is or becomes the “beneficial owner” (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power of all Voting Stock then outstanding of Freescale, provided that for so long as (x) the Partnership and its subsidiaries own more than 50% of the total voting power of all Voting Stock of Freescale and (y) one or more Qualified Institutional Investors own more than 50% of the total voting power of all Voting Stock of the general partner of the Partnership, such Qualified Institutional Investors will be deemed to beneficially own the Freescale Voting Stock owned by the Partnership and its subsidiaries; or (iv) during any period of 24-consecutive months, individuals who at the beginning of such period constituted the board of directors of Freescale (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Freescale was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Freescale then in office.

“Class B Interest – 2008 Series” shall have the meaning assigned such term in the LP Agreement.

“Code” shall mean the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee” shall mean the Board or any person or persons designated by the Board to administer the Agreement.

“Company” shall mean the Partnership and its Affiliates.

“Disability” shall have the meaning assigned such term in the Employment Agreement.

“Effective Date” shall have the meaning assigned to such term in the Employment Agreement.

Exhibit A - 1

“Employment” shall mean the Executive’s employment or other service relationship (including service as a member of the Board of Directors) with the Company. If the Executive’s relationship is with an Affiliate and that entity ceases to be an Affiliate, the Executive will be deemed to cease Employment when the entity ceases to be an Affiliate unless the Executive transfers Employment to the Company or its remaining Affiliates.

“Employment Agreement” shall mean the employment agreement between the Company and the Executive to which this Agreement is an annex.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“General Partner” shall mean Freescale Holdings GP Ltd., a Cayman Islands exempted company limited by shares.

“Good Reason” shall have the meaning assigned such term in the Investors Agreement.

“Interest” shall mean the “Class B Interests – 2008 Series” as defined in the LP Agreement.

“Investors Agreement” means the Investors Agreement by and among the Partnership, Freescale Holdings (Bermuda) I, Ltd., Freescale Holdings (Bermuda) II, Ltd., Freescale Holdings (Bermuda) III, Ltd., Freescale Holdings (Bermuda) IV, Ltd., Freescale Acquisition Holdings Corp., Freescale Acquisition Corporation and Certain Freescale Holdings L.P. Investors and certain stockholders of Freescale Holdings (Bermuda) I, Ltd. dated as of December 1, 2006.

“Limited Partner” shall have the meaning assigned such term in the LP Agreement.

“LP Agreement” shall mean the Amended and Restated Agreement of Exempted Limited Partnership of the Partnership, dated as of February 11, 2008, as amended from time to time.

“Qualified Institutional Investors” shall have the meaning assigned to such term in the Investors Agreement.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of December 1, 2006 by and among the Company and certain other parties.

“Restrictive Covenants” shall have the meaning assigned to such term in the Investors Agreement.

“Retirement” shall mean the Executive’s voluntary termination of Employment other than for Cause after the date on which the Executive has reached the age of 55 and has a total of at least five years combined and continuous employment with the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Unvested Interests” shall have the meaning assigned to such term in the Investors Agreement.

“Vested Interests” shall have the meaning assigned to such term in the Investors Agreement.

Exhibit A - 2

“Voting Stock” shall mean all classes of capital stock or shares then outstanding and normally entitled to vote in elections of directors.

Exhibit A - 3

Exhibit B – Restrictive Covenants

(a)	Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company and its Affiliates (collectively, the “Affiliated Group”), all secret or confidential information, knowledge or data relating to the Affiliated Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research or secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Executive obtains during the Executive’s Employment that is not public knowledge (other than as a result of the Executive’s violation of this Section (a)) (“Confidential Information”). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive’s Employment, except with the prior written consent of the Company, or as otherwise required by law or legal process or as such disclosure or use may be required in the course of the Executive performing his duties and responsibilities with the Affiliated Group. Notwithstanding the foregoing provisions, if the Executive is required to disclose any such confidential or proprietary information pursuant to applicable law or a subpoena or court order, the Executive shall promptly notify the Company in writing of any such requirement so that the Company or the appropriate member of the Affiliated Group may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions hereof. The Executive shall reasonably cooperate with the Company or the appropriate member of the Affiliated Group to obtain such a protective order or other remedy. If such order or other remedy is not obtained prior to the time the Executive is required to make the disclosure, or the Company waives compliance with the provisions hereof, the Executive shall disclose only that portion of the confidential or proprietary information which he is advised by counsel in writing (either his or the Company’s) that he is legally required to so disclose. Upon his termination of Employment for any reason, the Executive shall promptly return to the Company all records, files, memoranda, correspondence, notebooks, notes, reports, customer lists, drawings, plans, documents, and other documents and the like relating to the business of the Affiliated Group or containing any trade secrets relating to the Affiliated Group or that the Executive uses, prepares or comes into contact with during the course of the Executive’s employment with the Affiliated Group, and all keys, credit cards and passes, and such materials shall remain the sole property of the Affiliated Group. The Executive agrees to execute any standard-form confidentiality agreements with the Company that the Company in the future generally enters into with its senior executives.

(b)

Work Product and Inventions. The Affiliated Group and/or its nominees or assigns shall own all right, title and interest in and to any and all inventions, ideas, trade secrets, technology, devices, discoveries, improvements, processes, developments, designs, know how, show-how, data, computer programs,

Exhibit B - 1

algorithms, formulae, works of authorship, works modifications, trademarks, trade names, documentation, techniques, designs, methods, trade secrets, technical specifications, technical data, concepts, expressions, patents, patent rights, copyrights, moral rights, and all other intellectual property rights or other developments whatsoever (collectively, “Developments”), whether or not patentable, reduced to practice or registrable under patent, copyright, trademark or other intellectual property law anywhere in the world, made, authored, discovered, reduced to practice, conceived, created, developed or otherwise obtained by the Executive (alone or jointly with others) during the Executive’s Employment with the Affiliated Group, and arising from or relating to such employment or the business of the Affiliated Group (whether during business hours or otherwise, and whether on the premises of using the facilities or materials of the Affiliated Group or otherwise). The Executive shall promptly and fully disclose to the Affiliated Group and to no one else all Developments, and hereby assigns to the Affiliated Group without further compensation all right, title and interest the Executive has or may have in any Developments, and all patents, copyrights, or other intellectual property rights relating thereto, and agrees that the Executive has not acquired and shall not acquire any rights during the course of his employment with the Affiliated Group or thereafter with respect to any Developments.

(c)	Non-Recruitment of Affiliated Group Employees. The Executive shall not, at any time during the Nonsolicitation Restricted Period (as defined below), other than in the ordinary exercise of his duties, without the prior written consent of the Affiliated Group, directly or indirectly, solicit, recruit, or employ (whether as an employee, officer, agent, consultant or independent contractor) any person who is or was at any time during the previous 12 months, an employee, representative, officer or director of any member of the Affiliated Group. Further, during the Nonsolicitation Restricted Period, the Executive shall not take any action that could reasonably be expected to have the effect of directly encouraging or inducing any person to cease their relationship with any member of the Affiliated Group for any reason. A general employment advertisement by an entity of which the Executive is a part will not constitute solicitation or recruitment. The “Nonsolicitation Restricted Period” shall mean the period from the Date of Grant through the second anniversary of the Executive’s termination of Employment.

(d)

Non-Competition – Solicitation of Business. During the Noncompetition Restricted Period (as defined below), the Executive shall not, either directly or indirectly, compete with the business of the Affiliated Group by (i) becoming an officer, agent, employee, partner or director of any other corporation, partnership or other entity, or otherwise render services to or assist or hold an interest (except as a less than 3-percent shareholder of a publicly traded corporation or as a less than 5-percent shareholder of a corporation that is not publicly traded) in any Competitive Business (as defined below), or (ii) soliciting, servicing, or accepting the business of (A) any active customer of any member of the Affiliated Group, or

Exhibit B - 2

(B) any person or entity who is or was at any time during the previous twelve months a customer of any member of the Affiliated Group, provided that such business is competitive with any significant business of any member of the Affiliated Group. “Competitive Business” shall mean any person or entity (including any joint venture, partnership, firm, corporation, or limited liability company) that conducts a business that is competitive with any significant business of the Affiliated Group as of the date of termination (or any significant business that is being actively pursued as of the date of termination by the Affiliated Group). The “Noncompetition Restricted Period” shall mean the period from the Date of Grant through the second anniversary of the date of termination of the Executive’s Employment.

(e)	Assistance. The Executive agrees that during and after his employment by the Affiliated Group, upon request by the Company, the Executive will assist the Affiliated Group in the defense of any claims, or potential claims that may be made or threatened to be made against any member of the Affiliated Group in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Proceeding”), and will assist the Affiliated Group in the prosecution of any claims that may be made by any member of the Affiliated Group in any Proceeding, to the extent that such claims may relate to the Executive’s Employment or the period of the Executive’s Employment by the Affiliated Group. The Executive agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Executive also agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to assist in any investigation (whether governmental or otherwise) of any member of the Affiliated Group (or their actions), regardless of whether a lawsuit has then been filed against any member of the Affiliated Group with respect to such investigation. The Company agrees to reimburse the Executive for all of the Executive’s reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys’ fees and shall pay a reasonable per diem fee for the Executive’s service. In addition, the Executive agrees to provide such services as are reasonably requested by the Company to assist any successor to the Executive in the transition of duties and responsibilities to such successor. Any services or assistance contemplated in this Section (e) shall be at mutually agreed to and convenient times.

(f)

Remedies. The Executive acknowledges and agrees that the terms of this Exhibit B: (i) are reasonable in geographic and temporal scope, (ii) are necessary to protect legitimate proprietary and business interests of the Affiliated Group in, inter alia, near permanent customer relationships and confidential information. The Executive further acknowledges and agrees that the Executive’s breach of the provisions of this Exhibit B will cause the Affiliated Group irreparable harm, which cannot be adequately compensated by money damages. The Executive consents and agrees that the forfeiture provisions contained in the Agreement and the Investors Agreement are reasonable remedies in the event the Executive

Exhibit B - 3

commits any such breach. If any of the provisions of this Exhibit B are determined to be wholly or partially unenforceable, the Executive hereby agrees that Exhibit B or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the provisions of this Exhibit B are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Affiliated Group’s right to enforce any such covenant in any other jurisdiction.

Exhibit B - 4